EXHIBIT 10.2

FIRST AMENDMENT TO SUBLEASE

This FIRST AMENDMENT TO SUBLEASE (this “Amendment”) is entered into this 31st day of July, 2022 (the “Effective Date”) by and between HUBSPOT, INC., a Delaware corporation (“Sublandlord”), and CARGURUS, INC., a Delaware corporation (“Subtenant”).

RECITALS:

A. WHEREAS, Sublandlord and Subtenant entered into that certain Sublease dated October 6, 2021 (the “Sublease”) whereby Subtenant leases from Sublandlord certain premises consisting of approximately 48,059 rentable square feet located on the fourth (4th) floor of the building commonly known as Two Canal Park, Cambridge, Massachusetts; and

B. WHEREAS, Sublandlord and Subtenant desire to amend the Sublease on the terms and conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Sublease Term. The Sublease Term is hereby extended by five (5) months and shall now expire on April 30, 2024 or upon expiration or earlier termination of the Lease (the “Sublease Expiration Date”).

2. Extension Option. So long as there exists no default either at the time of exercise or on the first day of the Extension Term (as hereinafter defined) and Subtenant has not assigned the Sublease in whole or in part or sublet the Subleased Premises in whole or in part, Subtenant shall have the option to further extend the Sublease Term for three (3) additional months (the “Extension Term”) upon written notice to Sublandlord given not later than December 31, 2022. If Subtenant fails to exercise its option to further extend the Sublease Term by such date, then Subtenant’s option to further extend the Sublease Term shall automatically lapse and be of no further force or effect. If Subtenant exercises the option granted hereunder, the Extension Term shall be upon the same terms and conditions as are in effect under the Sublease, as amended, immediately preceding the commencement of such Extension Term, and Subtenant shall have no further right or option to extend the Sublease Term.

3. Master Landlord Consent to Amend. This Amendment is subject to and conditioned upon Sublandlord obtaining the written consent of Master Landlord hereto. Notwithstanding anything in this Amendment to the contrary, this Amendment shall be of no force or effect whatsoever, or be binding in any way, unless and until Master Landlord has given its written consent to this Amendment in accordance with the terms of the Master Lease.

4. No Brokers. Each party represents to the other that it has not dealt with any real estate broker, finder or other person with respect to this Amendment in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the indemnifying party has or purportedly has dealt.

5. Capitalized Terms. All capitalized terms used in the Amendment that are not defined in this Amendment shall have the meanings ascribed to such terms in the Sublease. In the event of any conflict between the terms of the Sublease and the terms of this Amendment, the definitions set forth in this Amendment shall control.

6. Ratified. Other than as expressly set forth herein, the terms and provisions of the Sublease are hereby ratified, confirmed and shall remain unmodified and in full force and effect.

[Signatures commence on following page]

EXECUTED as an instrument under seal as of the Effective Date.

SUBLANDLORD:

HUBSPOT, INC.,

a Delaware corporation

By: /s/ John Kelleher

Name: John Kelleher

Title: General Counsel

SUBTENANT:

CARGURUS, INC.,

a Delaware corporation

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: CEO

CONSENT TO FIRST AMENDMENT TO SUBLEASE

This CONSENT TO FIRST AMENDMENT TO SUBLEASE (the “Consent”) dated this 7th day of September, 2022 (the “Effective Date”), is made by and among TWO CANAL PARK MASSACHUSETTS, LLC, a Delaware limited liability company (the “Landlord”), HUBSPOT, INC., a Delaware corporation (the “Tenant”), and CARGURUS, INC., a Delaware corporation (the “Subtenant”).

RECITALS:

A. WHEREAS, Landlord, Tenant and Subtenant entered into that certain Consent to Sublease dated October 6, 2021 pursuant to which Landlord consented to that certain Sublease by and between Tenant and Subtenant for premises consisting of approximately 48,059 rentable square feet located on the fourth (4th) floor of the building commonly known as Two Canal Park, Cambridge, Massachusetts; and

B. WHEREAS, Tenant and Subtenant desire to amend the Sublease pursuant to the First Amendment to Sublease dated July 31, 2022, a copy of which is attached hereto as Exhibit A; and

C. WHEREAS, Tenant has requested Landlord’s consent to such First Amendment to Sublease and Landlord is willing to consent to the First Amendment to Sublease subject to the terms and conditions set forth herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Consent to Amendment to Sublease. The Landlord hereby consents to the First Amendment to Sublease, pursuant to which (a) the term of the Sublease (the “Sublease Term”) shall be extended by five (5) months and shall expire on April 30, 2024 or upon expiration or earlier termination of the Lease (the “Sublease Expiration Date”) and (b) Subtenant shall have an option to further extend the Sublease Term for an additional three (3) months, exercisable by notice to Tenant, in which event the Sublease Expiration Date shall be further extended to July 31, 2024.

2. Broker’s Fee. Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity that it is entitled to a commission, finder’s fee or like payment in connection with the First Amendment to Sublease.

3. Ratified. Other than as expressly set forth herein, the terms and provisions of the Consent to Sublease are hereby ratified, confirmed and shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, the undersigned have executed this Consent as of the Effective Date.

LANDLORD:

TWO CANAL PARK MASSACHUSETTS, LLC,

a Delaware limited liability company

By: Bay State REIT, LLC

a Delaware limited liability company, its Manager

By: U.S. Real Estate Investment Fund REIT, Inc.

a Delaware corporation, its Manager

By: /s/ Thomas Taranto

Name: Thomas Taranto

Title: Vice President

TENANT:

HUBSPOT, INC.,

a Delaware corporation

By: /s/ John Kelleher

Name: John Kelleher

Title: General Counsel

SUBTENANT:

CARGURUS, INC.,

a Delaware corporation

By: /s/ Jason Trevisan

Name: Jason Trevisan

Title: CEO

EXHIBIT “A” TO CONSENT TO FIRST AMENDMENT TO SUBLEASE

THE FIRST AMENDMENT TO SUBLEASE